Exhibit 23.1

KPMG LLP Chartered Accountants 333 Bay Street, Suite 4600 Toronto ON M5H 2S5 Canada	Telephone	(416) 777-8500
	Fax	(416) 777-8818
	Internet	www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Jaguar Mining Inc.

We consent to the inclusion in this annual report on Form 40-F of:

-
our Report of Independent Registered Public Accounting Firm dated March 22, 2010 on the consolidated balance sheets of Jaguar Mining Inc. (the "Company") as at December 31, 2009 and 2008, and the consolidated statements of operations and comprehensive loss, cash flows and shareholders’ equity for each of the years in the three-year period ended December 31, 2009;

-	our auditors' report on reconciliation to United States GAAP dated March 22, 2010; and

-	our Report of Independent Registered Public Accounting Firm dated March 22, 2010 on the Company's internal control over financial reporting as of December 31, 2009 each of which is contained in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2009.  We also hereby consent to the incorporation by reference of the information contained in this annual report on Form 40-F into the Registration Statement on Form F-10 (Registration No. 333-160040) and the Registration Statement on Form S-8 (Registration No. 333-144969) of the Company.

Chartered Accountants, Licensed Public Accountants

Toronto, Canada
March 22, 2010